CONSENT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS



We consent to the references to our firm in the Post-Effective Amendment to the Registration Statement on Form N-1A of The GKM Funds and to the use of our report dated August 26, 2002 on the financial statements and financial highlights of GKM Growth Fund, a series of The GKM Funds. Such financial statements, financial highlights and report of independent certified public accountants appear in the 2002 Annual Report to Shareholders and are incorporated by reference in the Registration Statement and Prospectus.




                                                 TAIT, WELLER & BAKER

PHILADELPHIA, PENNSYLVANIA
NOVEMBER 20, 2002